FOR IMMEDIATE RELEASE

February 2, 2009

DISCOVERY COMMUNICATIONS TO REPORT FULL YEAR AND FOURTH QUARTER 2008 RESULTS ON WEDNESDAY,
FEBRUARY 25

(Silver Spring, Md.) – Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) will report full year and fourth quarter 2008 results on Wednesday, February 25, 2009, at 7 a.m. EST. The company will host a conference call at 8:30 a.m. EST to discuss the results.

To access the conference call, in the U.S. dial 800-706-7741, or outside of the U.S. dial 617-614-3471, and use the following passcode: 14002731. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call.

A live audio webcast of the call also will be available on Discovery Communications’ website at www.discoverycommunications.com.

A replay of the call will be available beginning approximately one hour after the completion of the call until March 11, 2009. The replay can be accessed by phone in the U.S. at 888-286-8010 and outside of the U.S. at 617-801-6888 using the following passcode: 24248651. The replay will also be available via audio webcast in the “Investor Relations” section of the company’s website.

About Discovery Communications
Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) is the world’s number one nonfiction media company reaching more than 1.5 billion cumulative subscribers in over 170 countries. Discovery empowers people to explore their world and satisfy their curiosity through 100-plus worldwide networks, led by Discovery Channel, TLC, Animal Planet, Science Channel, Planet Green, Investigation Discovery and HD Theater, as well as leading consumer and educational products and services, and a diversified portfolio of digital media services including HowStuffWorks.com. For more information, please visit www.discoverycommunications.com.

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Investor Contact:	Media Contact:
Craig Felenstein 212-548-5109 Craig—Felenstein@discovery.com	Michelle Russo 240-662-2901 Michelle—Russo@discovery.com